Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF
IMMEDIATEK, INC.
Required by 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Immediatek, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Deborah Bastian, as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2012

/s/ DEBORAH A. BASTIAN
Deborah A. Bastian
Chief Financial Officer and Vice President (Principal Financial Officer)